Registration No. 33-31144
- - --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           AMENDMENT NO. 3 TO FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ECOSCIENCE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             04-2912632
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                                 10 ALVIN COURT
                        EAST BRUNSWICK, NEW JERSEY 08816
                                 (908) 432-8200
- - --------------------------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------

MICHAEL A. DEGIGLIO,                                Copies to:
CHIEF EXECUTIVE OFFICER                             KENNETH S. BOGER, ESQ.
EcoScience Corporation                              Warner & Stackpole LLP
10 Alvin Court                                      75 State Street
East Brunswick, New Jersey  08816                   Boston, Massachusetts  02109
(908) 432-8200                                      (617) 951-9000
- - --------------------------------------------------------------------------------
(Name, address, including zip code,
and telephone number, including
area code, or agent for service)

Approximate date of  commencement  of proposed sale to the public:
      From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


                    Subject to Completion, Dated May 24, 1996



PROSPECTUS

                                 500,000 SHARES

                             ECOSCIENCE CORPORATION
                                 10 Alvin Court
                        East Brunswick, New Jersey 08816

                     COMMON STOCK, PAR VALUE, $.01 PER SHARE

         The 500,000 shares (the "Shares") of Common Stock, $.01 par value per share ("Common Stock"), offered hereby are being sold by a certain stockholder (the "Selling Stockholder") of EcoScience Corporation, a Delaware corporation ("EcoScience" or the "Company"). The Selling Stockholder has advised the Company that it proposes to sell the Shares, from time to time, publicly through broker-dealers acting as agents for others or as principals for their own accounts, or in private sales. See "Selling Stockholder" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares offered hereby.


         The Common Stock of the Company is traded in the over-the-counter market, and prices are quoted on the SmallCap Market of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") under the symbol "ECSC." The last sale price of the Common Stock as reported by Nasdaq on May 20, 1996 was $1.34 per share.



                         -------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         -------------------------------








                 The date of this Prospectus is [______], 1996.




                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Available Information.......................................................  1
Incorporation of Certain Information by Reference...........................  1
The Company.................................................................  2
Selling Stockholder.........................................................  4
Plan of Distribution........................................................  4
Validity of Common Stock....................................................  5
Experts.....................................................................  5


         No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.



                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the facilities of the Commission referred to above.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

                  (a) Amendment No. 2 to the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 1995, which incorporates by reference certain portions of the Proxy Statement for the Company's 1995 Annual Meeting of Stockholders and certain portions of the Company's 1995 Annual Report to Stockholders;

                  (b) Amendment No. 1 to the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 1995;

                  (c) Amendment No. 2 to the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended December 31, 1995;


                  (d) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1996;

                  (e) Current Reports of the Company on Form 8-K filed with the Commission on (i) July 13, 1995; (ii) November 27, 1995; (iii) January 16, 1996; and (iv) March 20, 1996; and

                  (f) The description of the Company's Common Stock contained in the Registration Statement of the Company on Form 8-A filed with the Commission on December 20, 1991, which incorporates by reference certain portions of the Company's Registration Statement on Form S-1 (Registration No. 33-44664) filed with the Commission on December 20, 1991.


         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any of the documents incorporated herein by reference (other than exhibits to such documents unless specifically incorporated herein by reference). Requests should be directed to Michael A. DeGiglio, Chief Executive Officer, EcoScience Corporation, 10 Alvin Court, East Brunswick, New Jersey 08816, telephone number
(908) 432-8200.


                                   THE COMPANY

         EcoScience    Corporation   is   engaged   in   the   development   and
commercialization of natural pest control products ("biopesticides") and naturally-derived coatings to preserve food quality and extend the shelf life of fruits and vegetables, and in the marketing and distribution of technologically advanced products and services for intensive agriculture in controlled growing environments such as greenhouses. EcoScience has three wholly-owned operating subsidiaries, Agro Dynamics, Inc., Agro Dynamics Canada Inc. (collectively, "AGRO") and EcoScience Produce Systems Corp. ("EPSC") which are hereinafter referred to collectively with EcoScience as the "Company." EcoScience was incorporated under the laws of the State of Florida on August 27, 1982, and was reincorporated in the State of Delaware on June 29, 1988. On November 18, 1992, EcoScience acquired all of the outstanding capital stock of AGRO, an East Brunswick, New Jersey-based company that designs and markets products and growing systems for the North American horticulture industry. AGRO also sells technologically advanced products and services for intensive agriculture. On May 24, 1994, the Company acquired certain assets and liabilities of American Machinery Corporation ("AMC"), an Orlando, Florida-based business that provided postharvest coating products and services to the fresh fruit and vegetable markets throughout the United States, the Caribbean, Central America and South America. Concurrent with the acquisition of AMC, the Company formed EPSC to combine the AMC product line and operating unit with its existing coatings activities. Since inception, the Company's cash expenditures have exceeded its revenues. The Company's operations have been funded through public and private placements of its equity securities, bank loans and lease financings, revenues from product sales, licensing, collaborative research and development arrangements, and investment income.

         At the close of fiscal year 1995, the Company began the implementation of a restructuring program to shift its corporate focus from research and development activities to commercial operations in an effort to achieve profitability and conserve cash reserves. The goals of the Company's restructuring program are to reorganize internal operations, consolidate facilities, and reduce and prioritize its product development programs. The Company is curtailing and deferring research and development activities for certain product programs in various states of development as part of the restructuring program. As of June 30, 1995, the Company ceased further development and manufacture of its first generation Bio-Path(R) Cockroach Control Chamber. The Company is currently seeking a collaborative partner to manufacture and commercialize its second generation Bio-Path Cockroach Control Chamber. As part of the restructuring program, the Company has eliminated substantially all of its Massachusetts-based workforce and has relocated all of its Massachusetts-based operations to the Company's East Brunswick, New Jersey facility. The Company's strategy during the period of the restructuring program and for a period of time thereafter is to focus its product development and commercialization efforts in the following major markets: (i) intensive agriculture and produce packing; (ii) post harvest and vegetables; and (iii) household and institution pest control. The Company intends to concentrate and commit its remaining available technical and financial resources on its existing line of commercial products and related operations in order to increase sales, expand market penetration and acceptance, and improve the quality and performance of such products. The Company believes that through its intensified marketing emphasis on core products and technologies combined with the expected substantial reduction in operating expenses resulting from the restructuring program initiatives discussed above, the Company's ability to achieve its aim of commercial viability in the foreseeable future will be enhanced.

         The Company's consolidated statement of operations for fiscal 1995 included a $6,000,000 or $0.68 per share charge to write down the value of certain assets and to provide for the costs associated with the closure of the Company's facilities located in Worcester, Northborough, and Shrewsbury, Massachusetts, and for reductions in the Massachusetts-based work force. The write down of assets in fiscal 1995 included a $1,946,000 non-cash charge against the Company's investment in manufacturing, laboratory, and office property and equipment located in Massachusetts and approximately a $354,000 non-cash charge for certain other assets. The remaining $3,700,000 consisted of accrued charges for the estimated costs of the facility lease settlements ($2,000,000), manufacturing plant shut down ($497,000), employee severance benefits ($1,035,000), and other contractual obligations ($168,000) related to the restructuring program adopted in the fourth quarter of fiscal 1995. The Company has completed a significant portion of its restructuring activities in the first nine months of fiscal 1996. The estimated cost of the restructuring program which has been funded and charged against the restructuring accruals amounted to approximately $1,400,000 for the nine months ended March 31, 1996.

         The Company believes that the effects of its restructuring program on operating results for periods commencing in fiscal 1996 will be to reduce (i) depreciation and amortization expenses relating to property and equipment and certain other assets, (ii) rent and related occupancy expenses as a result of the consolidation of its various facilities, (iii) employee expenses from the termination of research and development and other personnel and (iv) other expenses for research and development programs. The Company anticipates that its program will reduce total operating expenses, when fully implemented, by approximately $5,000,000 to $6,000,000 annually.


         On May 15, 1996, the Company reported net income of $1,351,000 or $0.15 per share for the three months ended March 31, 1996, as compared to a net loss of ($2,152,000) or $(0.24) per share for the same period in the prior year. Included in the 1996 third fiscal quarter financial results was a reversal of accrued restructuring charges of $1,550,000 or $0.17 per share resulting from a negotiated termination of the Company's Worcester, Massachusetts facility lease. Also included in the 1996 third fiscal quarter was a gain of $241,000 or $0.03 per share relating to the settlement of $501,000 of EPSC acquisition debt. Excluding the restructuring reversal and the gain on debt settlement, the Company had a 1996 third fiscal quarter operating loss of ($440,000) or ($0.05) per share, as compared to an operating loss of ($2,152,000) or ($0.24) per share for the same period in the prior year. Total revenues for the quarter ended March 31, 1996 were $3,139,000 as compared to $3,938,000 for the quarter ended March 31, 1995.

         For the nine months ended March 31, 1996, the Company reported net income of $460,000 or $0.05 per share, as compared to a net loss of ($6,652,000) or ($0.75) per share for the same period in the prior year. Excluding the restructuring reversal and gains on the sale of property and equipment and debt settlements, the Company had an operating loss for the nine months ended March 31, 1996 of ($1,456,000) or ($0.16) per share as compared to the operating loss of ($6,652,000) or ($0.75) per share for the same period in the prior year. Total revenues for the nine months ended March 31, 1996 were $11,628,000 as compared to $10,064,000 for the nine months ended March 31, 1995.


         EcoScience has its headquarters at 10 Alvin Court, East Brunswick, New Jersey 08816. Its telephone number is (908) 432-8200.

                               SELLING STOCKHOLDER

         The Selling Stockholder is Worcester Business Development Corporation. The Selling Stockholder acquired 500,000 shares of the Company's Common Stock pursuant to the terms of a Lease Termination Agreement dated as of January 11, 1996 between the Selling Stockholder and the Company (the "Agreement"). The Agreement terminated the lease between the parties for space located at Four Biotech Park, 377 Plantation Street, Worcester, Massachusetts.

         The Company believes, based on information provided by the Selling Stockholder, that the Selling Stockholder owns no shares of Common Stock of the Company other than the Shares acquired pursuant to the Lease Termination Agreement and that upon the sale of the Shares owned by it and offered by this Prospectus, the Selling Stockholder will not own any shares of Common Stock of the Company.

         The Company will not receive any proceeds from the sale by the Selling Stockholder of any of the Shares.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Stockholder or by pledgees, donees, transferees, or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.


                            VALIDITY OF COMMON STOCK

         The validity of the Common Stock being offered hereby will be passed upon for the Company by Warner & Stackpole LLP, Boston, Massachusetts. Kenneth
S. Boger, a director of the Company, is a partner of Warner & Stackpole LLP. Warner & Stackpole LLP provides legal services to the Company.


                                     EXPERTS

         The Financial Statements and Schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with this offering.

Registration fees................................................ $    151.73
Legal fees and expenses..........................................   14,000.00
Blue sky qualification fees and expenses.........................         .00
Accounting fees and expenses.....................................   10,000.00
Miscellaneous....................................................    1,500.00
                                                                     --------
          Total                                                   $ 25,651.73

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware General Corporation Law, Section 102(b)(7), authorizes a corporation to eliminate or limit personal liability of members of its board of directors for violations of a director's fiduciary duty of care. Such elimination or limitation of personal liability is not permitted, however, where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or knowing violation of law, or payment of a dividend or approval of a stock repurchase which was deemed illegal, or where a director obtains an improper personal benefit.

         The Company's Restated Certificate of Incorporation provides that a director of the Company shall, to the maximum extent permitted by Section 102(b)(7) or any successor provision or provisions, have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         The Company's Restated Certificate of Incorporation provides that any director or officer of the Company involved in any action, suit or proceeding, the basis of which is alleged action or inaction by such director or officer while he was acting in an official capacity as a director or officer of the Company or as a director, trustee, officer, employee or agent of another entity at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by Section 145 against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction continues as to an indemnitee who has after such alleged action or inaction ceased to

                                      II-1


be a director or officer of the Company or a director, officer, trustee, employee or agent of such other entity and inures to the benefit of the indemnitee's heirs, executors and administrators. The Restated Certificate of Incorporation also provides that the right to indemnification shall be a contract right which shall not be affected adversely as to any indemnitee by any amendment to the Restated Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment and shall include, unless otherwise restricted or prohibited by law or the Company's By-laws, the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. The Company's Board of Directors may also grant these indemnification rights to any employee or agent of the Company or to persons who are or were a director, officer, employee or agent of the Company's affiliates, predecessors or subsidiaries.

         Each of the Underwriting Agreement dated February 4, 1992 between the Company and the underwriters named in Schedule I thereto and the Underwriter Agreement dated December 22, 1994 between the Company and the underwriters named in Schedule I thereto (the underwriters shall collectively be referred to herein as the "Underwriters") provides that the Underwriters shall indemnify each director of the Company, each officer of the Company who signed the applicable Registration Statement on Form S-1 and any person who controls the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act") against certain liabilities, including liabilities under the Securities Act.

         The Asset Purchase Agreement dated as of March 2, 1994 by and among the Company, American Machinery Corporation ("AMC") and Aeroglide Corporation provides that AMC shall indemnify each director of the Company, each officer who signed the Form S-3 Registration Statement which became effective in December 1994 and any person who controls the Company within the meaning of the Securities Act against certain liabilities, including liabilities under the Securities Act.

         The Lease Termination Agreement dated as of January 11, 1996 between the Company and Worcester Business Development Corporation (the "Selling Stockholder") provides that the Selling Stockholder shall indemnify the Company, and each of its directors and officers against all claims, losses, damages and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in this Registration Statement, the Prospectus, offering circular or other document, or any omission (or alleged omission) to state a material fact required to be stated or necessary to make the statements therein not misleading. The Selling Stockholder shall reimburse the Company and such directors and officers for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in this Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder. The obligations of the Selling Stockholder shall be limited to an amount equal to the proceeds of securities sold as contemplated in this Registration Statement.

                                      II-2


ITEM 16.  EXHIBITS.

See list of Exhibits in the Exhibit Index.

ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-3


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Brunswick, the State of New Jersey, on May 23, 1996.


                                           ECOSCIENCE CORPORATION


                                           By:     /s/ Michael A. DeGiglio
                                              ----------------------------------
                                              Michael A. DeGiglio
                                              President, Chief Executive Officer
                                              and Secretary


         Pursuant to the requirements of the Securities Exchange Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name                                                 Title                                 Date
- - ----                                                 -----                                 ----




/s/ Michael A. DeGiglio                              President, Chief Executive Officer
- - ------------------------------------                 and Secretary                         May 23, 1996
Michael A. DeGiglio


/s/ Harold A. Joannidi                               Treasurer (Principal Financial
- - ------------------------------------                 Officer)                              May 23, 1996
Harold A. Joannidi


                  *                                  Director                              May 23, 1996
- - ------------------------------------
Kenneth S. Boger




                  *                                  Director                              May 23, 1996
- - ------------------------------------
E. Andrews Grinstead III



                  *                                  Director                              May 23, 1996
- - ------------------------------------
Larry M. Nouvel





                  *                                  Chairman                              May 23, 1996
- - ------------------------------------
David J. Ryan



                  *                                  Director                              May 23, 1996
- - ------------------------------------
Heinz K. Wehner



* By:  /s/ Michael A. DeGiglio
- - ------------------------------
         Michael A. DeGiglio,
         as Attorney-in-fact



Form S-3/A-3
Registration Statement


                             ECOSCIENCE CORPORATION

                                  EXHIBIT INDEX




                        Sequential
Exhibit No.       Description of Exhibit                              Page No.
- - -----------       ----------------------                              --------

4.11     Specimen stock certificate.

5        Opinion of Warner & Stackpole
         (filed on February 7, 1996).

24.1     Consent of Arthur Andersen LLP
         (filed herewith).

24.2     Consent of Warner & Stackpole
         (included in Exhibit 5).

25.1 Power of Attorney of officers and directors of the Registrant (included in the signature page filed on February 7, 1996).

- - --------
1 Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 33-44664) or amendments thereto and incorporated herein by reference.